CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Post-effective Amendment number 1 to Form SB-2 Registration on Form S-3 Registration Statement of our report, dated July 16, 1996, relating to the financial statements of Quantech, Ltd., which report appears on page 25 of the annual report on Form 10-KSB of Quantech, Ltd. for the year ended June 30, 1996.



                                              /s/ McGladrey & Pullen, LLP

                                              McGladrey & Pullen, LLP


Minneapolis, Minnesota
January 21, 1997